Exhibit 99.1

FleetCor Reports Third Quarter 2011 Financial Results

Increases Revenue and Earnings Guidance for 2011

NORCROSS, Ga., November 9, 2011 — FleetCor Technologies, Inc. (NYSE: FLT), a leading independent global provider of specialized payment products to businesses, today reported financial results for its third quarter ended September 30, 2011.

“We are pleased to report another quarter ahead of our internal plan,” said Ron Clarke, chairman, president and chief executive officer, FleetCor Technologies, Inc. “We also made progress on our acquisition strategy and announced a Mexico prepaid fuel card acquisition during the third quarter. The acquisition is consistent with our strategy to build a position in ‘emerging payment markets’ and establishes a beachhead in Latin America from which we expect to expand.”

Financial results for the third quarter of 2011:

GAAP Results

•	Total revenues, net, in the third quarter of 2011 increased 20.2% to $134.2 million compared to $111.7 million in the third quarter of 2010

•	Net income in the third quarter of 2011 increased 21.3% to $40.5 million, or $0.48 per diluted share, compared to $33.4 million, or $0.41 per diluted share in the third quarter of 2010

Non GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) in the third quarter of 2011 increased 23.4% to $120.9 million compared to $97.9 million in the third quarter of 2010

•

Adjusted net income[1] in the third quarter of 2011 increased 37.5% to $47.3 million, or $0.56 per diluted share, compared to $34.4 million, or $0.41 per diluted share in the third quarter of 2010 on a pro forma basis (to reflect the impact of public company expenses, non-cash compensation expense, increase in the effective tax rate during the third quarter of 2011, and fully diluted shares effective in the third quarter of 2011, as if these changes had occurred during the third quarter of 2010)

“Given our strong results for the third quarter and year to date, our progress on our growth initiatives, and continued positive environmental factors, we are again raising our financial guidance for 2011,” said Eric Dey, chief financial officer FleetCor Technologies, Inc.

2011 Outlook

FleetCor Technologies, Inc. is raising its financial guidance for 2011 as follows:

•	Revenues, net between $500 million and $510 million, up from our previous guidance range of $480 million to $490 million

•	Adjusted Net Income between $173 million and $178 million, up from our previous guidance range of $168 million to $173 million; and

•	Adjusted Net Income per diluted share between $2.08 and $2.12, up from our previous guidance range of $2.00 to $2.05

The Company’s full-year 2011 guidance includes the following:

•	Approximately $2 million of incremental cash operating costs in 2011 for public company costs that did not exist in 2010.

[1]

Reconciliations of GAAP results to non GAAP results and pro forma adjustments are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

•	A 2.3% increase in our effective tax rate from 28.7% of pretax profit in 2010 to 31.0% of pretax profit in 2011.

•	An increase of 2.9 million diluted shares outstanding from 80.8 million shares in 2010 to 83.7 million shares in 2011.

The full year guidance produces a 16.4% full year 2011 revenue growth rate and 28% cash earnings per share growth rate at the midpoint of our guidance range versus 2010 on a pro-forma basis.

This guidance includes the anticipated impact of our Mexican prepaid fuel card acquisition, but does not reflect the impact of any future acquisitions or material new partnership agreements. In addition, our full year guidance assumes that there are no material changes in macroeconomic and business conditions in the fourth quarter as existed at the end of the third quarter.

Conference Call

The Company will host a conference call to discuss third quarter 2011 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing 877-941-1428, or for international callers 480-629-9665. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the conference ID is 4482598. The replay will be available until Wednesday, November 16, 2011. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance, economic outlook, assumptions underlying financial guidance, expected expansion in Latin America, and management’s plans for 2011 and confidence in prospects for growth. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 25, 2011. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non GAAP Financial Measures

Adjusted revenues are calculated as revenues less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables and, (d) loss on the early extinguishment of debt. The company uses adjusted revenues as a basis to evaluate the company’s revenues net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expenses can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues and adjusted net income are used by investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor

FleetCor, The Global Fleet Card Company, is a leading independent global provider of specialized payment products to businesses. FleetCor’s payment programs enable businesses to better manage and control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Europe, Africa and Asia. For more information, please visit www.fleetcor.com.

Contact:

Investor Relations

investor@fleetcor.com

770-729-2017

FleetCor Technologies, Inc. and subsidiaries

GAAP Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues, net	$134,213	$111,655	$379,431	$327,294

Expenses:
Merchant commissions	13,347	13,711	36,505	39,549
Processing	20,878	17,764	58,585	52,608
Selling	9,484	8,638	26,274	23,155
General and administrative	19,729	13,555	59,718	40,025

	70,775	57,987	198,349	171,957
Depreciation and amortization	9,052	8,925	26,247	25,238

Operating income	61,723	49,062	172,102	146,719

Other income, net	(518)	(696)	(608)	(767)
Interest expense, net	3,130	5,557	9,944	16,352
Loss on extinguishment of debt	—	—	2,669	—

Total other expense	2,612	4,861	12,005	15,585

Income before income taxes	59,111	44,201	160,097	131,134
Provision for income taxes	18,597	10,803	50,534	40,752

Net income	40,514	33,398	109,563	90,382
Calculation of income attributable to common shareholders:
Convertible preferred stock accrued dividends	—	(4,529)	—	(13,365)

Income attributable to common shareholders for basic earnings per share	$40,514	$28,869	$109,563	$77,017

Basic earnings per share	$0.50	$0.85	$1.36	$2.26
Diluted earnings per share	$0.48	$0.41	$1.31	$1.12

Weighted average shares outstanding:
Basic shares	80,819	34,076	80,305	34,025
Diluted shares	83,649	80,880	83,526	80,691

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$137,284	$114,804
Restricted cash	57,399	62,341
Accounts receivable (less allowance for doubtful accounts of $14,966 and $14,256, respectively)	419,530	260,163
Securitized accounts receivable - restricted for securitization investors	150,000	144,000
Prepaid expenses and other current assets	18,126	33,191
Deferred income taxes	4,594	4,484

Total current assets	786,933	618,983

Property and equipment	90,435	83,013
Less accumulated depreciation and amortization	(60,069)	(56,195)

Net property and equipment	30,366	26,818
Goodwill	642,799	601,666
Other intangibles, net	234,135	193,861
Other assets	45,310	42,790

Total assets	$1,739,543	$1,484,118

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$241,423	$177,644
Accrued expenses	29,192	49,176
Customer deposits	168,259	78,685
Securitization facility	150,000	144,000
Current portion of notes payable and other obligations	15,243	11,617

Total current liabilities	604,117	461,122

Notes payable and other obligations, less current portion	281,481	313,796
Deferred income taxes	92,121	83,255

Total noncurrent liabilities	373,602	397,051

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 113,122,381 shares issued and 81,240,711 shares outstanding at September 30, 2011; and 475,000,000 shares authorized, 111,522,354 shares issued and 79,655,213 shares outstanding at December 31, 2010	113	112
Additional paid-in capital	449,294	421,991
Retained earnings	496,726	387,163
Accumulated other comprehensive loss	(8,646)	(8,101)
Less treasury stock, 31,881,670 shares at September 30, 2011 and 31,867,141 shares at December 31, 2010	(175,663)	(175,220)

Total stockholders’ equity	761,824	625,945

Total liabilities and stockholders’ equity	$1,739,543	$1,484,118

FleetCor Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Operating activities
Net income	$109,563	$90,382
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	8,477	8,562
Stock-based compensation	15,622	2,453
Provision for losses on accounts receivable	13,600	15,097
Amortization of deferred financing costs	1,351	1,480
Amortization of intangible assets	13,969	12,749
Amortization of premium on receivables	2,450	2,447
Deferred income taxes	(863)	(3,107)
Loss on extinguishment of debt	2,669	—
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	4,942	2,052
Accounts receivable	(140,491)	(60,301)
Prepaid expenses and other current assets	14,732	(10,969)
Other assets	(81)	(408)
Excess tax benefits related to stock-based compensation	(8,170)	—
Accounts payable, accrued expenses and customer deposits	32,747	46,415

Net cash provided by operating activities	70,517	106,852

Investing activities
Acquisitions, net of cash acquired	(21,933)	(6,216)
Purchases of property and equipment	(8,408)	(7,074)

Net cash used in investing activities	(30,341)	(13,290)

Financing activities
Excess tax benefits related to stock-based compensation	8,170	—
Borrowings (payments) on securitization facility, net	6,000	(51,000)
Deferred financing costs paid	(7,839)	(1,067)
Proceeds from issuance of common stock	5,066	480
Principal payments on notes payable	(335,215)	(17,585)
Proceeds from notes payable	300,000	—
Principal payments on other obligations	—	(15)
Other	(179)	—

Net cash used in financing activities	(23,997)	(69,187)

Effect of foreign currency exchange rates on cash	6,301	1,697

Net increase in cash and cash equivalents	22,480	26,072
Cash and cash equivalents, beginning of period	114,804	84,701

Cash and cash equivalents, end of period	$137,284	$110,773

Supplemental cash flow information
Cash paid for interest	$11,213	$16,851

Cash paid for income taxes	$35,171	$40,604

Adoption of new accounting guidance related to asset securitization facility	—	$218,000

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION

(In thousands, except shares and per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues, net	$134,213	$111,655	$379,431	$327,294
Merchant commissions	13,347	13,711	36,505	39,549

Total adjusted revenues	$120,866	$97,944	$342,926	$287,745

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended
	2011	2010	2011	2010	2010
Net income	$40,514	$33,398	$109,563	$90,382	$107,896

Stock based compensation	3,739	716	15,832	2,453	26,755
Amortization of intangible assets	4,782	4,335	13,969	12,749	17,203
Amortization of premium on receivables	816	815	2,450	2,447	3,263
Amortization of deferred financing costs	508	536	1,351	1,480	2,016
Loss on extinguishment of debt	—	—	2,669	—	—

Total pre-tax adjustments	9,845	6,402	36,271	19,129	49,237

Income tax impact of pre-tax adjustments at the effective tax rate	(3,097)	(1,565)	(11,449)	(5,945)	(14,120)

Adjusted net income	$47,262	$38,235	$134,385	$103,566	$143,013

Adjusted net income per diluted share	$0.56	$0.47	$1.61	$1.28	$1.77

Diluted shares	83,649	80,880	83,526	80,691	80,751

For the periods presented below, the following table reconciles 2010 actual results to 2010 pro forma results, which reflects the impact of stock-based compensation expense related to share-based compensation awards, public company expenses and a decrease in the effective tax rate, effective during 2011, as if these changes had occurred in 2010:

	Three Months Ended September 30, 2010	QTD Q3 2011 Changes[1]	Pro forma QTD September 30, 2010	Nine Months Ended September 30, 2010	YTD Q3 2011 Changes[1]	Pro forma YTD September 30, 2010	Year Ended 2010	2011 Changes[2]	Pro forma 2010

Income before income taxes	$44,201	$(3,485)	$40,716	$131,134	$(17,276)	$113,858	$151,280	$3,035	$154,315
Provision for income taxes	10,803	2,007	12,810	40,752	(4,813)	35,939	43,384	4,454	47,838

Net income	33,398	(5,492)	27,906	90,382	(12,463)	77,919	107,896	(1,419)	106,477

Stock based compensation	716	3,023	3,739	2,453	13,379	15,832	26,755	(6,788)	19,967
Amortization of intangible assets	4,335	—	4,335	12,749	—	12,749	17,203	—	17,203
Amortization of premium on receivables	815	—	815	2,447	—	2,447	3,263	—	3,263
Amortization of deferred financing costs	536	—	536	1,480	—	1,480	2,016	—	2,016
Loss on extinguishment of debt	—	—	—	—	2,669	2,669	—	2,669	2,669

Total pre-tax adjustments	6,402	3,023	9,425	19,129	16,048	35,177	49,237	(4,119)	45,118

Income tax impact of pre-tax adjustments at the effective tax rate	(1,565)	(1,400)	(2,965)	(5,945)	(5,159)	(11,104)	(14,120)	134	(13,987)

Adjusted net income	$38,235	$(3,869)	$34,366	$103,566	$(1,574)	$101,992	$143,013	$(5,404)	$137,608

Adjusted net income per diluted share	$0.47		$0.41	$1.28		$1.22	$1.77		$1.64

Diluted shares	80,880		83,649	80,691		83,526	80,751		83,700

[1]

Q3 QTD September 30, 2011 changes include approximately $0.5 million in incremental cash operating costs for public company expenses, $3.0 million of non-cash compensation expenses associated with our stock plan, and a 7.1% increase in our effective tax rate from 24.4% for the QTD ended September 30, 2010 to 31.5% for the QTD ended September 30, 2011. Additionally, QTD September 30, 2011 reflects an increase of 2.7 million diluted shares outstanding, from 80.9 million for the QTD September 30, 2010 to 83.6 million for the QTD September 30, 2011.

Q3 YTD September 30, 2011 changes include approximately $1.2 million in incremental cash operating costs for public company expenses, $2.7 million in losses on the extinguishment of debt, $13.4 million of non-cash compensation expenses associated with our stock plan, and a 0.5% increase in our effective tax rate from 31.1% for the YTD ended September 30, 2010 to 31.6% for the YTD ended September 30, 2011. Additionally, YTD September 30, 2011 reflects an increase of 2.8 million diluted shares outstanding, from 80.7 million for the YTD September 30, 2010 to 83.5 million for the YTD September 30, 2011.

[2]

2011 changes include approximately $1.8 million in incremental cash operating costs for public company expenses, $2.7 million in losses on the extinguishment of debt, $16.2 million of non-cash compensation expenses associated with our stock plan, $23.0 million of non-cash compensation expense associated with our IPO, and a 2.3% increase in our effective tax rate from 28.7% in 2010 to 31.0% in 2011. Additionally, 2011 reflects an increase of 2.9 million diluted shares outstanding, from 80.8 million at in 2010 to 83.7 million in 2011.

Exhibit 2

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

(In thousands except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2010	Change	% Change	2011	2010	Change	% Change

NORTH AMERICA
- Transactions	39,884	38,976	908	2.3%	114,667	111,930	2,737	2.4%
- Revenues, net per transaction	$2.33	$1.92	$0.41	21.4%	$2.25	$1.96	$0.29	14.8%
- Revenues, net	$92,995	$74,784	$18,211	24.4%	$257,444	$219,447	$37,997	17.3%

INTERNATIONAL[1]
- Transactions[3]	14,276	10,614	3,662	34.5%	36,196	30,829	5,367	17.4%
- Revenues, net per transaction[3]	$2.89	$3.45	$(0.56)	-16.2%	$3.37	$3.47	$(0.10)	-2.9%
- Revenues, net	$41,218	$36,623	$4,595	12.5%	$121,987	$107,018	$14,969	14.0%

FLEETCOR CONSOLIDATED REVENUES[1]
- Transactions[3]	54,160	49,590	4,570	9.2%	150,863	142,759	8,104	5.7%
- Revenues, net per transaction[3]	$2.48	$2.25	$0.23	10.2%	$2.52	$2.29	$0.23	10.0%
- Revenues, net	$134,213	$111,407	$22,806	20.5%	$379,431	$326,465	$52,966	16.2%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1,2]
- Transactions[3]	54,160	49,590	4,570	9.2%	150,863	142,759	8,104	5.7%
- Adjusted Revenues per transaction[3]	$2.23	$1.97	$0.26	13.2%	$2.27	$2.01	$0.26	12.9%
- Adjusted Revenues	$120,866	$97,696	$23,170	23.7%	$342,926	$286,916	$56,010	19.5%

[1]

Calculation of revenue per transaction for our International segment and on a consolidated basis for the three and nine months ended September 30, 2010 excludes the impact of a non-renewed partner contract in Europe, inherited from an acquisition, which we chose not to renew. This non-renewed contract contributed approximately 0.3 million transactions and $0.2 million in revenues, net to our International segment in the three months ended September 30, 2010; and approximately 3.6 million transactions and $0.8 million in revenues, net to our International segment in the nine months ended September 30, 2010. This contract had a high number of transactions and very little revenue and had a $0.09 and $0.36 negative impact on our International segment revenue per transaction in the three and nine months ended September 30, 2010, respectively. We believe that excluding the impact of this contract is a more effective measure for evaluating the Company’s revenue performance of its continuing business. Revenues, net, excluding the impact of a non-renewed partner contract in Europe for our International segment and on a consolidated basis are supplemental non-GAAP financial measures of performance. The results from our Mexican prepaid fuel card and food voucher business acquired during the third quarter of 2011 are reported in our International segment.

[2]

Adjusted revenues is a non-gaap financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

[3]	The presentation of prior quarters presented herein has been conformed to the current period presentation that eliminates certain intercompany transactions.

Exhibit 3

GAAP Segment Results

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues, net:
North America	$92,995	$74,784	$257,444	$219,447
International[1]	41,218	36,871	121,987	107,847

	$134,213	$111,655	$379,431	$327,294

Operating income:
North America	$43,335	$31,541	$115,325	$95,643
International[1]	18,388	17,521	56,777	51,076

	$61,723	$49,062	$172,102	$146,719

Depreciation and amortization:
North America	$4,990	$5,521	$14,821	$15,251
International[1]	4,062	3,404	11,426	9,987

	$9,052	$8,925	$26,247	$25,238

Capital expenditures:
North America	$1,142	$1,210	$3,975	$4,860
International[1]	1,350	887	4,433	2,214

	$2,492	$2,097	$8,408	$7,074

[1]	The results from our Mexican prepaid fuel card and food voucher business acquired during the third quarter of 2011 are reported in our International segment.